UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 13, 2010

OPHTHALMIC IMAGING SYSTEMS
(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	1-11140	94-3035367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Lathrop Way, Suite I
Sacramento, California	95815
(Address of Principal Executive)	(Zip Code)

(Registrant's telephone number, including area code): (916) 646-2020

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13 and 14, 2010, Messrs. William Greer and Eric Maurincomme, respectively, directors at the time, advised Ophthalmic Imaging Systems (the “Company”) that they did not want to stand for re-election at the Company’s next Annual Meeting of Shareholders (the “Annual Meeting”) scheduled for August 26, 2010.  Messrs. Greer and Maurincomme’s decision not to stand for re-election was not due to any disagreement with the Company.

Item 5.07.            Submission of Matters to a Vote of Security Holders

On August 26, 2010, the Company held the Annual Meeting in Sacramento, California. At the Annual Meeting, the following three proposals were voted on by the Company’s shareholders. The proposals are described in detail in the proxy statement for the Annual Meeting.

1.           Election of Directors. The shareholders elected the following eight director nominees to serve for a one-year term and until their successors are elected and qualified.

DIRECTOR NOMINEE	FOR	WITHHELD
Gil Allon	24,491,067	36,248
Ariel Shenhar	24,491,267	36,048
Jonathan Philips	24,491,267	36,048
Merle Symes	24,491,267	36,048
Uri Geiger	24,387,467	139,848
Menachem Inbar	24,387,467	140,048
Yigal Berman	24,387,467	139,848
Uri Ram	24,491,267	36,048

2.           Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders ratified the appointment of Perry-Smith LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	28,210,176
Against	117,976
Abstain	5,682

3.           Approval of 2010 Stock Option Plan. The shareholders approved the adoption of the Company’s 2010 Stock Option Plan.

For	24,052,670
Against	441,148
Abstain	33,497

Item 9.01.              Financial Statements and Exhibits.
.
(d) Exhibits.

Exhibit No.	Description
10.1	2010 Stock Option Plan, incorporated by reference to Exhibit A to the Proxy Statement on Schedule 14A filed on July 26, 2010 in connection with the Company’s 2010 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2010	OPHTHALMIC IMAGING SYSTEMS

	By:	/s/ Ariel Shenhar
Name: Ariel Shenhar
Title: Chief Financial Officer